                                                                     EXHIBIT O.2



       MARKET SHARES FOR GAS COMPANIES IN ILLINOIS AND BORDERING STATES
                (COMPANIES LISTED IN ORDER OF CUSTOMERS SERVED)



                             [GRAPH APPEARS HERE]

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                                  EXHIBIT O-2


       MARKET SHARES FOR GAS COMPANIES IN ILLINOIS AND BORDERING STATES
                          COMPANIES SORTED BY REVENUE


                                          Revenue           Share of Cumulative
Holding Company                      (millions of $)  Rank    Total     Share
------------------------------------------------------------------------------
Minnesota Power, Inc.                          ?
Columbia Energy Group, Inc.                  1,870       1     18.2%    18.2%
Nicor, Inc.                                  1,031       2     10.0%    28.2%
Peoples Energy Corp.                           913       3      8.9%    37.1%
Atmos Energy Corp.                             713       4      6.9%    44.0%
UtiliCorp United, Inc.                         623       5      6.1%    50.1%
Southern Union Co.                             605       6      5.9%    56.0%
NiSource, Inc.                                 574       7      5.6%    61.6%
Indiana Energy, Inc.                           466       8      4.5%    66.1%
Cinergy Corp.                                  435       9      4.2%    70.3%
MidAmerican Energy Holdings Co.                430      10      4.2%    74.5%
Wicor, Inc.                                    429      11      4.2%    78.7%
Northern States Power Co.                      412      12      4.0%    82.7%
Alliant Energy Corp.                           296      13      2.9%    85.5%
ILLINOVA CORP.                                 288      14      2.8%    88.3%
Wisconsin Energy Corp.                         272      15      2.6%    91.0%
Ameren Corp.                                   217      16      2.1%    93.1%
LG&E Energy Corp.                              192      17      1.9%    95.0%
Cilcorp, Inc.                                  172      18      1.7%    96.6%
WPS Resources Corp.                            165      19      1.6%    98.2%
Madison Gas & Electric Co.                      80      20      0.8%    99.0%
SIGCORP, Inc.                                   67      21      0.6%    99.7%
Delta Natural Gas Co., Inc.                     29      22      0.3%   100.0%
St. Joseph Light & Power Co.                     5      23      0.0%   100.0%

Total                                       10,280

Source:  1998 10-K for each company.

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                                 EXHIBIT O-2

       MARKET SHARES FOR GAS COMPANIES IN ILLINOIS AND BORDERING STATES
                          COMPANIES SORTED BY ASSETS

                                        Assets              Share of  Cumulative
Holding Company                    (millions of $)    Rank    Total      Share
-------------------------------------------------------------------------------
UtiliCorp United, Inc.                        ?
Ameren Corp.                                  ?
Minnesota Power, Inc.                         ?
St. Joseph Light & Power Co.                  ?
Columbia Energy Group, Inc.                 4,096       1      24.9%    24.9%
Nicor, Inc.                                 1,618       2       9.8%    34.7%
Peoples Energy Corp.                        1,447       3       8.8%    43.5%
Atmos Energy Corp.                          1,042       4       6.3%    49.8%
Indiana Energy, Inc.                          938       5       5.7%    55.5%
NiSource, Inc.                                930       6       5.7%    61.2%
Northern States Power Co.                     884       7       5.4%    66.6%
Cinergy Corp.                                 786       8       4.8%    71.3%
Southern Union Co.                            744       9       4.5%    75.9%
MidAmerican Energy Holdings Co.               672      10       4.1%    79.9%
Wicor, Inc.                                   651      11       4.0%    83.9%
Alliant Energy Corp.                          515      12       3.1%    87.0%
ILLINOVA CORP.                                496      13       3.0%    90.1%
Wisconsin Energy Corp.                        422      14       2.6%    92.6%
LG&E Energy Corp.                             333      15       2.0%    94.6%
Cilcorp, Inc.                                 287      16       1.7%    96.4%
WPS Resources Corp.                           246      17       1.5%    97.9%
SIGCORP, Inc.                                 141      18       0.9%    98.7%
Madison Gas & Electric Co.                    112      19       0.7%    99.4%
Delta Natural Gas Co., Inc.                    95      20       0.6%   100.0%

Total                                      16,456

Source:  1998 10-K for each company.

                                  EXHIBIT O-2

       MARKET SHARES FOR GAS COMPANIES IN ILLINOIS AND BORDERING STATES
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS



                                       Customers      Share of Cumulative
Holding Company                       (thousands) Rank  Total    Share
--------------------------------------------------------------------------
Nicor, Inc.                               1,875     1   14.1%    14.1%
Columbia Energy Group, Inc.               1,763     2   13.3%    27.4%
Atmos Energy Corp.                        1,042     3    7.8%    35.2%
Southern Union Co.                        1,011     4    7.6%    42.9%
Peoples Energy Corp.                        958     5    7.2%    50.1%
UtiliCorp United, Inc.                      852     6    6.4%    56.5%
NiSource, Inc.                              739     7    5.6%    62.1%
MidAmerican Energy Holdings Co.             622     8    4.7%    66.7%
Wicor, Inc.                                 529     9    4.0%    70.7%
Indiana Energy, Inc.                        489    10    3.7%    74.4%
Northern States Power Co.                   475    11    3.6%    78.0%
Cinergy Corp.                               470    12    3.5%    81.5%
ILLINOVA CORP.                              409    13    3.1%    84.6%
Alliant Energy Corp.                        388    14    2.9%    87.5%
Wisconsin Energy Corp.                      379    15    2.9%    90.4%
Ameren Corp.                                296    16    2.2%    92.6%
LG&E Energy Corp.                           289    17    2.2%    94.8%
WPS Resources Corp.                         224    18    1.7%    96.5%
Cilcorp, Inc.                               197    19    1.5%    97.9%
Madison Gas & Electric Co.                  110    20    0.8%    98.8%
SIGCORP, Inc.                               108    21    0.8%    99.6%
Delta Natural Gas Co., Inc.                  37    23    0.3%    99.9%
Minnesota Power, Inc.                        11    24    0.1%   100.0%
St. Joseph Light & Power Co.                  6    25    0.0%   100.0%

Total                                    13,280

Source:  1998 10-K for each company.